Exhibit 99.1

FPIC Insurance Group, Inc.
REPORTS FIRST QUARTER 2011 RESULTS

JACKSONVILLE, Fla. (Business Wire) - May 4, 2011 - FPIC Insurance Group, Inc. (“FPIC” or the “Company”) (NASDAQ: FPIC) reported for the first quarter of 2011:

•	net income of $6.3 million, or $0.72 per diluted common share, compared to $7.2 million, or $0.71 per diluted common share, for the first quarter of 2010; and

•	operating earnings(1) of $5.9 million, or $0.67 per diluted common share, compared to $7.0 million, or $0.69 per diluted common share, for the first quarter of 2010.
______

(1)
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report operating earnings and certain other non-GAAP financial measures widely used in the insurance industry to assist in evaluating financial performance over time. For additional information and reconciliation to GAAP results, see the section entitled “Non-GAAP Financial Measures” found later in this press release.

“We are pleased to report solid first quarter results, which speak to the strengths of our organization and to the consistent, focused execution of our business strategies,” said John R. Byers, President and Chief Executive Officer. Mr. Byers added, “We remain a financially strong and well positioned organization committed to delivering superior products and services to our customers and long-term value to our shareholders.”

Certain factors affecting our comparative results for the first quarter of 2011 are discussed in the “Unaudited Financial and Operational Highlights” section below.

Unaudited Financial and Operational Highlights for First Quarter 2011
(as compared to first quarter 2010 unless otherwise indicated)

•
Professional liability policyholders, excluding policyholders under alternative risk arrangements, increased 1 percent to 18,384 policyholders as of March 31, 2011, compared to 18,126 policyholders as of March 31, 2010.

•
Our overall policyholder retention rate was 96 percent for the three months ended March 31, 2011 compared to 95 percent for the same period in 2010.  Our Florida policyholder retention rate was 96 percent and 97 percent for the three months ended March 31, 2011 and 2010, respectively.

•
Net premiums written declined 5 percent for the three months ended March 31, 2011 compared to the same period in 2010, and were reduced by premiums returned to certain insured groups under retrospective plans resulting from their favorable loss experience.   Excluding these returned premiums, net premiums written declined 3 percent primarily as the result of the continued competitive pricing environment and the expense associated with our new awards-made reinsurance program effective January 1, 2011.

•
Consolidated revenues were 4 percent lower for the three months ended March 31, 2011, compared to the same period in 2010 primarily as the result of lower net premiums earned and lower net investment income offset to a small extent by higher net realized investment gains.

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•
Net investment income declined 14 percent for the three months ended March 31, 2011 primarily due to lower yields on fixed income securities and cash and cash equivalents resulting from lower prevailing interest rates and lower average invested assets as the result of share repurchases under our share repurchase program.

•
The continuation of favorable overall claims results as compared to previous estimates resulted in the recognition of favorable net loss development of $5.0 million for the three months ended March 31, 2011 compared to $4.0 million for the same period in 2010.  The favorable development for the three months ended March 31, 2011 reflects lower estimates of incident to claim development, payment frequency and/or payment severity for the 2005 through 2009 accident years. Our current accident year loss ratio for the three months ended March 31, 2011 was 72.1 percent compared to 70.1 percent for the same period in 2010.

•
Our expense ratio was 30.5 percent for the three months ended March 31, 2011 compared to 28.0 percent for the same period in 2010. The higher ratio in 2011 is primarily due to lower net premiums earned and higher commission expenses relative to net premiums earned compared to 2010.

•
Book value per common share was $30.97 as of March 31, 2011 compared to $30.84 as of December 31, 2010. As of March 31, 2011, the statutory surplus of our insurance subsidiaries was $238.6 million and the ratio of net premiums written to surplus was 0.7 to 1.

•
On a trade date basis, we repurchased 612,500 shares of our common stock during the three months ended March 31, 2011 at an average price of $36.78 per share.  Subsequent to March 31, 2011, we repurchased an additional 48,000 shares of our common stock, on a trade date basis, at an average price of $39.40 per share. We have remaining authority from our Board of Directors to repurchase an additional 600,770 shares under our repurchase program.

•	On March 21, 2011, Fitch Ratings, Ltd. affirmed the A- (Strong) financial strength rating of our insurance subsidiaries with a stable outlook.

Conference Call Information
We will host a conference call at 11:00 a.m., Eastern Time, Thursday, May 5, 2011, to review our first quarter 2011 results.  To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 59527467.

The conference call will also be broadcast live over the Internet in a listen-only format via the Company's corporate website at http://www.fpic.com.  To access the call from the Company's home page, click on “Investor Relations” where a conference call link will be provided to connect listeners to the call.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, May 5, 2011, via e-mail to ir@fpic.com.  The Company will also provide a link on the “Investor Relations” page of its corporate website where questions can be submitted.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, May 5, 2011, and ending at 11:59 p.m., Eastern Time, Wednesday, May 11, 2011.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the conference ID code 59527467.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, May 5, 2011, on the Company's website.

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Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management's opinions only as of the date of this press release. Factors that might cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to:

i.	The effect of negative developments and cyclical changes in the medical professional liability insurance business sector;

ii.
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii.	Business risks that result from our size, products, and geographic concentration;

iv.
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v.	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;

vi.	Our exposure to claims for extra contractual damages and losses in excess of policy limits and the unpredictability of court decisions;

vii.	The impact of healthcare reform or other significant changes in the healthcare delivery system;

viii.	Legislative, regulatory, special interest or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;

ix.	The judicial and legislative review of current tort reform measures;

x.	Developments in financial and securities markets that could affect our investment portfolio;

xi.	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;

xii.	The availability of dividends and management fees from our insurance subsidiaries;

xiii.	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;

xiv.	The results of the acquisition of Advocate, MD and other growth initiatives;

xv.	Impairment in the value of our goodwill and intangibles;

xvi.	The loss of the services of any key members of senior management;

xvii.	Negative changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents' ability to place insurance business on our

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behalf; and

xviii.
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, including Item 1A. Risk Factors and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, filed with the Securities and Exchange Commission (“SEC”) on March 9, 2011, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 4, 2011.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Forward-looking statements are made in reliance on the safe harbor provision of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the consolidated financial information presented herein in accordance with GAAP, we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time. Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized investment gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations. Tangible book value is another non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, see the tables under the caption “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information
FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins
904-360-3612
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204

For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Data Based on the Consolidated Statements of Income

(in thousands, except basic and diluted earnings per common share)	For the three months ended March 31,
	2011	2010
Revenues
Net premiums earned	$40,386	41,936
Net investment income	5,643	6,587
Net realized investment gains	750	350
Other income	141	121
Total revenues	46,920	48,994

Expenses
Net losses and loss adjustment expenses	24,129	25,427
Other underwriting expenses	12,324	11,724
Interest expense on debt	891	891
Other expenses	103	203
Total expenses	37,447	38,245

Income before income taxes	9,473	10,749
Less: Income tax expense	3,139	3,534
Net income	$6,334	7,215

Earnings per common share:
Basic earnings per common share	$0.74	0.72
Diluted earnings per common share	$0.72	0.71

Weighted-average common shares outstanding:
Weighted-average common shares outstanding, basic	8,599	9,976
Weighted-average common shares outstanding, diluted	8,828	10,182

Net realized investment gains (losses):
Net realized investment gains before credit related impairments	$750	613

Total other-than-temporary impairments on investments	—	(766)
Portion of other-than-temporary impairments recognized in other comprehensive income	—	503
Credit related impairments included in net realized investment gains (losses)	—	(263)

Net realized investment gains (losses)	$750	350

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Selected Data Based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows

(in thousands, except data per common share)	As of March 31, 2011	As of December 31, 2010
Total cash and investments	$687,605	707,087
Total assets	$961,117	986,263
Liability for losses and loss adjustment expenses ("LAE")	$521,196	520,546
Liability for losses and LAE, net of reinsurance	$386,534	386,323
Long-term debt	$46,083	46,083
Accumulated other comprehensive income, net	$11,793	12,330
Total shareholders' equity	$258,572	275,291
Book value per common share	$30.97	30.84
Book value per common share, excluding the impact of net unrealized investment gains (losses) (1), (2)	$29.18	29.08
Tangible book value per common share (1), (3)	$27.73	27.79
Common shares outstanding	8,350	8,927
Consolidated statutory surplus of insurance subsidiaries	$238,584	257,848

(in thousands)	For the three months ended March 31,
	2011	2010
Cash flows from continuing operations
Net cash provided by (used in) operating activities	$9,355	(15,104)
Net cash provided by investing activities	$2,424	22,989
Net cash used in financing activities	$(23,105)	(8,521)
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(1)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(2)	Excludes the impact of an accumulated other comprehensive gain associated with investments of $14.9 million as of March 31, 2011 and $15.7 million as of December 31, 2010.

(3)	Excludes goodwill and intangible assets of $27.0 million and $27.2 million as of March 31, 2011 and December 31, 2010, respectively.

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Selected Insurance Data
Our business is comprised of our insurance operations, which operate through our insurance subsidiaries domiciled in Florida, Missouri and Texas.  Financial and selected other data related to our operations is summarized in the tables below.

Information concerning written premiums and policyholders is summarized in the following tables:

(in thousands)	For the three months ended
	March 31, 2011	March 31, 2010	Percentage Change
Direct premiums written (1)	$47,075	49,117	(4)%
Assumed premiums written	—	—	—%
Ceded premiums written	(6,832)	(6,870)	1%
Net premiums written	$40,243	42,247	(5)%
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(1)
Includes $1.1 million of premiums associated with alternative risk arrangements for each of the three months ended March 31, 2011 and March 31, 2010.  Management fees for such arrangements are included in other income.

	As of March 31, 2011	As of March 31, 2010	Percentage Change
Professional liability policyholders	18,384	18,126	1%
Professional liability policyholders under alternative risk arrangements	285	216	32%
Total professional liability policyholders	18,669	18,342	2%

Selected information concerning our direct professional liability insurance claim data is summarized in the following tables:

(in thousands)	For the three months ended March 31,
	2011	2010		Percentage Change
Net paid losses	$13,282	35,703	(1)	(63)%
Net paid LAE	10,636	11,210		(5)%
Net paid losses and LAE	$23,918	46,913		(49)%
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(1)
In March 2010, First Professionals resolved two related claims from the 2002 accident year against an insured with payments in excess of each claim's $1.0 million policy limit.  The amount paid by First Professionals in excess of the policy limit was $10.0 million for each of the two claims, net of applicable reinsurance of $2.0 million per claim. Such amounts had been fully contemplated in previously established loss and LAE reserves.

	As of March 31, 2011	As of March 31, 2010	Percentage Change
Total professional liability claims reported during the period	255	278	(8)%
Total professional liability incidents reported during the period	252	253	—%
Total professional liability claims and incidents reported during the period	507	531	(5)%

Total professional liability claims and incidents that remained open	3,498	3,719	(6)%

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	As of March 31, 2011	As of March 31, 2010	Percentage Change
Total professional liability claims closed without indemnity payment	121	188	(36)%
Total professional liability incidents closed without indemnity payment	174	179	(3)%
Total professional liability claims and incidents closed without indemnity payment	295	367	(20)%

Total professional liability claims with indemnity payment	85	92	(8)%

CWIP Ratio on a rolling four quarter basis(1)	34%	36%

CWIP Ratio, including incidents, on a rolling four quarter basis (1)	16%	19%
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(1)
The claims with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of our Combined Ratio

		For the three months ended March 31,
		2011	2010
Loss ratio
Current accident year		72.1%	70.1%
Prior accident years		(12.4)%	(9.5)%
Calendar year loss ratio	A	59.7%	60.6%

Underwriting expense ratio	B	30.5%	28.0%

Combined ratio (Sum of A+B)		90.2%	88.6%

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Reconciliation of Net Income to Operating Earnings

(in thousands, except earnings per common share)	For the three months ended March 31,
	2011	2010
Net income	$6,334	7,215
Less: Net realized investment gains, net of income taxes	460	215
Operating earnings	$5,874	7,000

Diluted earnings per common share	$0.72	0.71
Less: Adjustments to reconcile net income to operating earnings	0.05	0.02
Operating earnings per diluted common share	$0.67	0.69

Diluted weighted-average common shares outstanding	8,828	10,182

Reconciliation of Shareholders' Equity to Tangible Shareholders' Equity

(in thousands, except book value and tangible book value per common share)	As of March 31, 2011	As of December 31, 2010
Shareholders' equity	$258,572	275,291
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill and intangible assets	(26,991)	(27,220)
Tangible shareholders' equity	$231,581	248,071

Common shares outstanding	8,350	8,927

Book value per common share	$30.97	30.84

Tangible book value per common share	$27.73	27.79

Reconciliation of Book Value per Common Share to Book Value per Common Share, Excluding the Impact of Net Unrealized Investment Gains (Losses)

(in thousands, except per common share data)	As of March 31, 2011	As of December 31, 2010
Shareholders' equity	$258,572	275,291
Less: accumulated other comprehensive gain associated with investments	14,907	15,733
Shareholders' equity, excluding accumulated other comprehensive gain (loss) associated with investments	$243,665	259,558

Common shares outstanding	8,350	8,927

Book value per common share	$30.97	30.84

Book value per common share, excluding the impact of unrealized investment gains (losses)	$29.18	29.08